EXHIBIT 10.18

ALZA Corporation
Executive Deferral Plan
2000 Amendment 2

     ALZA Corporation, a Delaware corporation (the "Company"), pursuant to the power granted to it by Section 10.2 of each of the 1987, 1988, 1989, 1990, 1991 and 1992 Benefit Units of the
Executive Deferral Plan, as amended (each referred to as a "Benefit Unit"), hereby amends each Benefit Unit, as follows, effective as of August 9, 2000.

1. For each of the 1987 and 1988 Benefit Units, Section 1.25 is added to read as follows:

     "1.25     "Consultant" shall mean a Participant who enters
          into a written consulting arrangement with the Company under which the Participant becomes an independent consultant to the Company."

2.   For each of the 1989, 1990, 1991 and 1992 Benefit Units,
     Section 1.26 is added to read as follows:

     "1.26     "Consultant" shall mean a Participant who enters
          into a written consulting arrangement with the Company under which the Participant becomes an independent consultant to the Company."

3. For each of the 1987 and 1988 Benefit Units, Section 1.26 is added to read as follows:

     "1.26     "Deferred Compensation Plan for Consultants" shall
          mean any nonqualified deferral plan that is established by the Company from time to time for a select group of independent consultants that allows such consultants to defer compensation paid to them by the Company."

4.   For each of the 1989, 1990, 1991 and 1992 Benefit Units,
     Section 1.27 is added to read as follows:

     "1.27     "Deferred Compensation Plan for Consultants" shall
          mean any nonqualified deferral plan that is established by the Company from time to time for a select group of independent consultants that allows such consultants to defer compensation paid to them by the Company."

5.   For each of the 1987, 1988, 1989, 1990, 1991 and 1992
     Benefit Units, Section 2.3 is added to read as follows:

     "2.3 Consultant.

     (a) Change in Status. If immediately upon or prior to a Participant's Retirement or Termination of Employment, either as an employee or as a Director, the Participant:

          (i)  becomes a Consultant; and

          (ii) made a timely and valid election in accordance with Section 2.3(b) below,

          the Participant's entire Account Balance shall be rolled over to the Deferred Compensation Plan for Consultants as of the date of the Participant's Retirement or Termination of Employment, the Participant's participation in this Plan shall cease, and any obligations of the Company to the Participant with respect to his or her former Account Balance under this Plan shall be governed by the terms and conditions of the Deferred Compensation Plan for Consultants and not this Plan. If the Participant does meet all of the requirements set forth in (i) through (ii) immediately above, or a Deferred Compensation Plan for Consultants is not in existence at the time of the Participant's Retirement or Termination of Employment, the Participant's Account Balance shall continue to be governed by the terms and conditions of this Plan.

     (b) Election. Concurrent with the effective date of this Amendment, any current Participant in this Plan, who has not Retired or experienced a Termination of Employment, shall have the opportunity to elect whether or not to have his or her Account Balance rolled over to the Deferred Compensation Plan for Consultants in the event that the Participant becomes a Consultant and the conditions for a rollover, as set forth in
          Section 2.3(a) above, are met. Any new Participant in this Plan shall have an opportunity to make a similar election at the time he or she becomes a Participant in the Plan. Thereafter, a Participant may annually change his or her election to roll or not roll his or her Account Balance over to the Deferred Compensation Plan for Consultants by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one (1) year prior to the Participant's Retirement or Termination of Employment and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern."

6.   For each of the 1987, 1988, 1989, 1990, 1991 and 1992
     Benefit Units, Section 11.13 is added to read as follows:

     "11.13    No Guarantee.  Nothing in this Plan shall be
          deemed to give a Participant the right to be retained in the service of the Company as a Consultant or to be eligible to participate in the Deferred Compensation Plan for Consultants. Any election made under Section
          2.3 above is an election that is expressly contingent on the Participant meeting the requirements of Section
          2.3 above."

7. Except as expressly provided herein, the provisions of the Plan will continue in their entirety as set forth immediately prior to the effective date of this amendment.

     The Company has caused this Amendment to be signed by its duly authorized officer as of the date written below.

                              ALZA Corporation, a Delaware Corporation

                              By: David R. Hoffmann

                              Its: Vice President, Treasurer

                              Date: October 25, 2000